SCHEDULE 2

WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                   Citibank, N.A.
Australia                    National Australia Bank Limited
Austria                       UniCredit Bank Austria AG
Bahrain                      HSBC Bank Middle East Limited
Bangladesh                 The Hongkong and Shanghai Banking Corporation, Limited
Belgium                      ING Belgium SA/NV
Benin                         Société Générale de Banques en Côte d’lvoire
Bermuda                    Butterfield Trust Bermuda Limited
Botswana                   Barclays Bank of Botswana Ltd.
Brazil                         Citibank, N.A.
Bulgaria                     ING Bank N.V.
Burkina Faso              Société Générale de Banques en Côte d’lvoire
Canada                      CIBC Mellow Trust Company
Cayman Islands          The Bank of New York New York
Channel Islands          The Bank of New York London
Chile                          Citibank, N.A.
Chile                          Banco de Chile
China

 (Shanghai and

  Shenzhen)                HSBC Bank (China) Company Limited
Colombia                    Cititrust Colombia S.A.
Costa Rica                 Banco BCT
Croatia                       Privredna banka Zabreb d.d.
Cyprus                       BNP Paribas Securities Services
Czech Republic           ING Bank N.V.
Denmark                    Danske Bank A/S
Ecuador                     Banco de la Produccion SA
Egypt                         Citibank, N.A.
Estonia                       Hansabank, Ltd.
Euromarket                 Clearstream Banking Luxembourg S.A.
Euromarket                 Euroclear Bank
Finland                        Skandinaviska Enskilda Banken AB (publ) Helsinki Branch
France                        BNP Paribas Securities Services
France                        CACEIS
Germany                     BHF-Bank AG
Ghana                         Barclays Bank of Ghana Ltd.
Greece                        BNP Paribas Securities Services
Guinea Bissau              Société Générale de Banques en Côte d’lvoire
Hong Kong                  The Hongkong and Shanghai Banking Corporation, Limited
Hungary                      ING Bank Zrt.
Iceland                        New Landsbanki Islands hf
India                            Deutsche Bank AG
India                            The Hongkong and Shanghai Banking Corporation, Limited
Indonesia                     The Hongkong and Shanghai Banking Corporation, Limited

COUNTRY                    SUBCUSTODIAN

Ireland                         The Bank of New York Mellon, London
Israel                           Bank Hapoalim B.M.
Italy                             Intesa Sanpaolo S.p.A
Ivory Coast                  Société Générale de Banques en Côte d’lvoire - Abidjian
Japan                           The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan                           Mizuho Corporate Bank, Limited
Jordan                          HSBC Bank Middle East Limited
Kazakhstan                  The Hongkong and Shanghai Banking Corporation Limited
Kenya                          Barclays Bank of Kenya Limited
Kuwait                         HSBC Bank Middle East Ltd.
Latvia                           Hansabanka Limited
Lebanon                       HSBC Bank Middle East Limited
Lithuania                       SEB Bankas AB
Luxembourg                  Banque et Caisse d’Epargne de l’Etat
Malaysia                       HSBC Bank Malaysia Berhad
Mali                              Société Générale de Banques en Côte d’lvoire
Malta                            HSBC Bank Malta plc
Mauritius                       The Hongkong and Shanghai Banking Corporation Limited
Mexico                          Banco Nacional de Mexico
Morocco                        Citibank Maghreb
Namibia                         Standard Bank Namibia Ltd.
Netherlands                   BNY Mellon Asset Servicing B.V.
New Zealand                 National Australia Bank
Niger                             Société Générale de Banques en Côte d’lvoire
Nigeria                           Stanbic IBTC Bank Plc
Norway                          DnB NOR Bank ASA
Oman                             HSBC Bank Middle East Limited
Pakistan                          Deutsche Bank AG Karachi.
Palestinian Autonomous

 Area                             HSBC Bank Middle East, Ramallah
Panama                          HSBC Bank (Panama) S.A.
Peru                               Citibank del Peru
Philippines                      The Hongkong and Shanghai Banking Corporation, Limited
Poland                            ING Bank Slaski
Portugal                          Banco Comercial Português, S.A.
Qatar                              HSBC Bank Middle East Limited, Doha
Romania                          ING Bank N.V.

Russia                            ING Bank (Eurasia) ZAO

Russia                            Vneshtorgbanke (MinFin Bonds only)

Saudi Arabia                   SABB Securities Limited

Senegal                           Société Générale de Banques en Côte d’lvoire
Serbia                             Bank Austria Creditanstalt AG - Vienna
Singapore                        United Overseas Bank Limited
Singapore                        DBS Bank Ltd.
Slovak Republic               ING Bank N.V.
Slovenia                          UniCredit Banka Slovenia d.d.
South Africa                    Standard Bank

COUNTRY                    SUBCUSTODIAN

South Korea                    The Hongkong and Shanghai Banking Corporation, Limited
Spain                              Banco Bilbao Vizcaya Argentaria S.A.
Spain                              Santander Investment Services, S.A.
Sri Lanka                        The Hongkong and Shanghai Banking Corporation, Limited
Swaziland                        Standard Bank Swaziland Limited
Sweden                           Skandinaviska Enskilda Banken
Switzerland                      Credit Suisse, Zurich
Taiwan                            The Hongkong and Shanghai Banking Corporation, Limited
Thailand                           The Hongkong and Shanghai Banking Corporation, Limited/
Thailand                           Bangkok Bank Public Company Ltd.
Togo                                Société Générale de Banques en Côte d’lvoire
Trinidad & Tobago           Republic Bank Limited
Tunisia                             Banque Internationale Arabe de Tunisie
Turkey                             Deutsche Bank NA
Ukraine                            ING Bank Ukraine
United Arab Emirates        HSBC Bank Middle East Limited, Dubai
United Kingdom                The Bank of New York Mellon
United Kingdom                Deutsche Bank AG (The Depository & Clearing Centre)
United States                     The Bank of New York Mellon
Uruguay                            Banco Itau Uruguay S.A.
Venezuela                         Citibank, N.A.

Vietnam                            The Hongkong and Shanghai Banking Corporation, Limited
Zambia                             Barclays Bank of Zambia Limited
Zimbabwe                         Barclays Bank of Zimbabwe Limited

Revised November 14, 2008